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                                                                    Exhibit 5

             [Letterhead of Arent Fox Kintner Plotkin & Kahn, PLLC]

April 21, 2000

The Board of Directors
Questron Technology, Inc.
6400 Congress Avenue, Suite 2000,
Boca Raton, Florida 33487

Gentlemen:

We have acted as counsel to Questron Technology, Inc., a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-3, filed by Company with the Securities and Exchange Commission (the "Commission") for the registration of (i) an aggregate of 2,183,714 shares of Common Stock, $0.001 par value per share (the "Shares"), of the Company and (ii) an aggregate of 157,500 shares of Common Stock issuable upon the exercise of warrants and options held by stockholders and employees of the Company (the "Warrant and Option Shares"), all of which Shares and Warrant and Option Shares, if and when sold, will be sold by various stockholders of the Company (the "Selling Stockholders").

We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and other documents that we have deemed necessary for purposes of rendering the opinions set forth below.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of any latter documents and the legal competence of all signatories to the documents.

We assume that appropriate action will be taken, prior to the offer and sale of the Shares or Warrant and Option Shares to register and qualify the Shares or Warrant and Option Shares for sale under all applicable state securities or "blue sky" laws.

We express no opinion as to the laws of any state or jurisdiction other than the state laws of the District of Columbia, the Delaware General Corporation Law and statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are


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opining, we have assumed that these laws are identical to the laws of the
District of Columbia, and we are expressing no opinion as to whether this assumption is reasonable or correct.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares have been duly authorized and are validly issued, fully paid and nonassessable;

2. The Warrant and Option Shares have been duly authorized, and when issued upon exercise of the warrants and options, respectively, in accordance with the terms of the warrants and options, respectively, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares or the Warrant and Option Shares while the Registration Statement is in effect.

We are opining only as to the matters expressly set forth in this opinion, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth in this opinion.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 and to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters." In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

Very truly yours,

Arent Fox Kintner Plotkin & Kahn, PLLC


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